EXHIBIT 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Mogo Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10/A of our report dated March 12, 2019, relating to the consolidated financial statements of Mogo Finance Technology Inc., which appears in Exhibit 99.2 to the Registrant’s Form 6-K filed with the SEC on March 13, 2019, and is incorporated by reference in this Registration Statement on Form F-10/A.

/s/ MNP LLP	/s/ Jeff Eckstein

Chartered Professional Accountants	Partner, MNP LLP

Winnipeg Manitoba, Canada

December 5, 2019